Q2 10 Earnings Press Release

Micromet Reports Second Quarter 2010 Financial Results
- Company to host conference call today at 8:30 AM ET to review financial results and recent corporate progress -

Bethesda, MD, August 5, 2010 --Micromet, Inc. (Nasdaq: MITI), a biopharmaceutical company focused on the development and commercialization of next-generation antibodies for the treatment of cancer, today announced its financial results for the second quarter and six months ended June 30, 2010.

“Data reported during the quarter continue to reinforce blinatumomab’s potential role in the treatment of patients with acute lymphoblastic leukemia (ALL) and strongly support our development plans in this disease setting,” said Christian Itin, Ph.D., Micromet's President and Chief Executive Officer. “In the third quarter we will initiate two clinical studies that will serve as the foundation of a broader development program aimed at confirming blinatumomab’s potential utility across the treatment continuum of patients with ALL.”

Recent Events:

•
In June, investigators reported updated results from a Phase 2 clinical trial of blinatumomab in adult patients with minimal residual disease (MRD) positive ALL at the 15th Annual Congress of the European Hematology Association (EHA).  In this trial, a prolonged hematologic relapse free survival was observed in patients treated with blinatumomab.

•
In June, the Company announced the presentation of updated results from an on-going Phase 1 clinical trial of blinatumomab in patients with relapsed non-Hodgkin's lymphoma at EHA.  A high objective response rate was maintained among patients treated with blinatumomab using an adapted schedule, comparable to that previously reported in patients receiving constant dosing.

•
In June, investigators presented interim results from a Phase 1 clinical trial of the Company’s BiTE antibody MT110 in patients with advanced solid tumors at the 2010 American Society of Clinical Oncology Annual Meeting.  Enrollment and treatment of patients in this dose-finding study continues.

•	In June, the Company announced the publication of pre-clinical data of new BiTE antibodies in the Proceedings of the National Academy of Sciences.

•	In May, the Company entered into a collaboration agreement with Boehringer Ingelheim for the research, development and commercialization of a new BiTE antibody for the treatment of multiple myeloma.

•
At the April 2010 American Association for Cancer Research Annual Meeting, the Company and its collaborators reported pre-clinical data characterizing new BiTE antibodies targeting 11 tumor-associated antigens, including CEA, EGFR, IGFR-1, cMet and FAP-alpha.

Q2 10 Earnings Press Release

•
In April, the Company announced that it had achieved a milestone under its collaboration agreement with Bayer Schering Pharma AG. The milestone was triggered by Micromet's achievement of pre-clinical proof of concept for a BiTE antibody for the treatment of patients with solid tumors.

•
In August, the Company informed investigators participating in a Phase 2 trial of adecatumumab (MT201) in patients with resected liver metastases from colorectal cancer that enrollment in the study has been discontinued due to a change in the standard of care in this disease setting.

Financial Results for the Three and Six Months Ended June 30, 2010

Three Months Ended June 30, 2010
For the three months ended June 30, 2010, Micromet recognized total revenues of $6.5 million, compared to $4.9 million for the same period in 2009. Total operating expenses were $17.4 million for the three months ended June 30, 2010, compared to $12.6 million for the same period in 2009.

Loss from operations for the three months ended June 30, 2010 was $10.9 million, compared to a loss from operations of $7.6 million for the same period in 2009.

For the three months ended June 30, 2010, Micromet reported a net loss of $3.1 million, or a loss of $0.04 per basic and diluted common share, compared to a net loss of $13.9 million, or a loss of $0.27 per basic and diluted common share, for the same period in 2009.

Six Months Ended June 30, 2010
For the six months ended June 30, 2010, Micromet recognized total revenues of $12.9 million, compared to $12.4 million for the same period in 2009. Total operating expenses were $34.8 million for the six months ended June 30, 2010, compared to $25.0 million for the same period in 2009.

Loss from operations for the six months ended June 30, 2010 was $22.0 million, compared to a loss from operations of $12.6 million for the same period in 2009.

For the six months ended June 30, 2010, Micromet reported a net loss of $19.4 million, or a loss of $0.26 per basic and diluted common share, compared to a net loss of $14.3 million, or $0.28 per basic and diluted common share, for the same period in 2009.

Micromet's cash, cash equivalents and investments were $170.0 million as of June 30, 2010.

Webcast and Conference Call
Micromet management will host a conference call today at 8:30 AM ET to review the Company's second quarter 2010 results and recent corporate progress. To participate in the conference call, please dial 866-730-5763 (domestic) or 857-350-1587 (international) and reference the access code 46379708. The presentation will be available via webcast at: http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=197259&eventID=3196706

Q2 10 Earnings Press Release

A replay of the call will be available from 11:30 AM ET on August 5, 2010 until midnight ET on September 5, 2010. To access the replay, please dial 888-286-8010 (domestic) or 617-801-6888 (international) and reference the access code 58638627. The archived webcast will be available for 30 days in the Investor Relations section of the Micromet website at www.micromet.com.

About Micromet, Inc.
Micromet, Inc. is a biopharmaceutical company focused on the discovery, development and commercialization of innovative antibody-based therapies for the treatment of cancer. Its product development pipeline includes novel antibodies generated with its proprietary BiTE® technology, as well as conventional monoclonal antibodies. Two of Micromet's BiTE antibodies and three of its conventional antibodies are currently in clinical trials. Micromet has collaborations with a number of leading pharmaceutical and biotechnology companies, including Bayer Schering Pharma, Boehringer Ingelheim, MedImmune, Merck Serono, Nycomed and sanofi-aventis. Additional information can be found at www.micromet.com.

Safe Harbor Statement

This release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. These forward-looking statements include statements regarding the development and commercialization of blinatumomab and other BiTE antibodies, including the development of BiTE antibodies for the treatment of hematological cancers and the conduct and timing of ongoing and future clinical trials involving these product candidates, as well as plans regarding our regulatory strategy and announcements and publication of clinical data. You are urged to consider statements that include the words “continues,” "will," "believes," "potential," "plans," "intends," or the negative of those words or other similar words to be uncertain and forward-looking. Factors that may cause actual results to differ materially from any future results expressed or implied by any forward-looking statements include the risk that blinatumomab or our other product candidates do not demonstrate safety and/or efficacy in future clinical trials, delays in development and testing, including the risk that we will not obtain approval to market blinatumomab or our other BiTE antibodies, and the risks associated with reliance on outside financing to meet capital requirements. These factors and others are more fully discussed in Micromet's Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the SEC on March 5, 2010, and Micromet's Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed with the SEC on May 5, 2010, as well as other filings by the Company with the SEC.

Contact:
Jennifer Neiman
Director, Corporate Communications
Micromet, Inc.
240-235-0246
jennifer.neiman@micromet.com

Q2 10 Earnings Press Release

Micromet, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except par value)

	June 30, 2010	December 31, 2009
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$112,734	$113,434
Short-term investments	38,244	4,169
Accounts receivable	3,132	464
Prepaid expenses and other current assets	1,005	2,156
Total current assets	155,115	120,223
Property and equipment, net	3,695	3,959
Goodwill	6,462	6,462
Patents, net	525	1,016
Other long-term assets	10	-
Long-term investments	19,056	-
Restricted cash	3,039	3,153
Total assets	$187,902	$134,813

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,573	$6,053
Accrued expenses	9,924	16,360
Common stock warrants liability	17,973	20,244
Current portion of deferred revenue	10,162	9,838
Total current liabilities	42,632	52,495
Deferred revenue, net of current portion	20,579	13,281
Other non-current liabilities	1,805	2,196
Stockholders’ equity:
Preferred stock, $0.00004 par value; 10,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $0.00004 par value; 150,000 shares authorized; 80,991 shares issued and outstanding at June 30, 2010 and 69,178 shares issued and outstanding December 31, 2009	3	3
Additional paid-in capital	394,573	314,627
Accumulated other comprehensive income	3,558	8,062
Accumulated deficit	(275,248)	(255,851)
Total stockholders´ equity	122,886	66,841
Total liabilities and stockholders’ equity	$187,902	$134,813

Q2 10 Earnings Press Release

Micromet, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Revenues
Collaboration agreements	$6,523	$4,594	$12,563	$11,900
License fees and other	26	336	296	493
Total revenues	6,549	4,930	12,859	12,393
Operating expenses
Research and development	12,013	8,803	24,216	17,280
General and administrative	5,388	3,776	10,608	7,675
Total operating expenses	17,401	12,579	34,824	24,955
Loss from operations	(10,852)	(7,649)	(21,965)	(12,562)
Other income (expense)
Interest expense	(61)	(94)	(148)	(170)
Interest income	115	141	230	280
Change in fair value of warrants	7,878	(6,261)	2,271	(1,829)
Other income (expense)	(224)	(82)	215	4
Net loss	$(3,144)	$(13,945)	$(19,397)	$(14,277)
Basic and diluted net loss per common share	$(0.04)	$(0.27)	$(0.26)	$(0.28)
Weighted average shares used to compute basic and diluted net loss per share	80,857	51,480	75,954	51,198